FDA U.S. FOOD & DRUG ADMINISTRATION

Acknowledgment Letter

9/14/2020

Charles Strongo
Global WholeHealth Partners Corp
1402 North El Camino Real
San Clemente, CA 92672
UNITED STATES

Dear Charles Strongo:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has received your submission. This submission has been assigned the unique document control number below. All future correspondence regarding this submission should be identified prominently with the number assigned and should be submitted to the Document Control Center at the above letterhead address. Failure to do so may result in processing delays. If you believe the information identified below is incorrect, please contact the Office of Product Evaluation and Quality (OPEQ) submission support at (301) 796-5640 or OPEQSubmissionSupport@fda.hhs.gov.

Submission Number: PEUA201789
Received: 9/14/2020
Applicant: Global WholeHealth Partners Corp
Device: Global Rapid Antigen Test

We will notify you when the review of this document has been completed or if any additional information is required. For information about CDRH review regulations and policies, please refer to http://www.fda.gov/MedicalDevices/DeviceRegulationandGuidance/default.htm.

Sincerely yours,

Center for Devices and Radiological Health

U.S. Food & Drug Administration
10903 New Hampshire Avenue
Silver Spring, MD 20993
www.fda.gov